Exhibit 21.1

Name of Significant Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Ferguson Enterprises, LLC	Virginia
Doing Business As Name:
A P Supply Company
A. P. Supply Co.
ACF Environmental
Action Automation, a Wolseley Industrial Group company
Action Plumbing Supply
Action Supply Co.
Adirondack Piping Solutions
ADL
Alaska Pipe & Supply
AMS Steam Products
Andrews Lighting & Hardware Gallery
BAC Appliance Center
Bath + Beyond
Blackman Plumbing Supply
Brock-McVey
Bruce-Rogers Company
Cal-Steam
Canyon Pipe & Supply
Capital Distributing
CFP
City Lights Design Showroom
Cline Contract Sales
Custom Lighting & Hardware
D2 Land & Water Resource
Davies Water
Dealernet
Duhig Stainless
Equarius Waterworks, Meter & Automation Group
Factory Direct Appliance
Ferguson Bath & Kitchen Gallery
Ferguson Bath, Kitchen & Lighting Gallery
Ferguson Direct
Ferguson Enterprises of Virginia, LLC
Ferguson Facilities Supply (FEI)
Ferguson Heating & Cooling
Ferguson Hospitality Sales
Ferguson HVAC
Ferguson HVAC – Air Cold

Ferguson HVAC – EastWest Air
Ferguson HVAC – Lyon Conklin
Ferguson Industrial
Ferguson Integrated Services
Ferguson International
Ferguson Parts & Packaging
Ferguson Valve & Automation
Ferguson Waterworks
Ferguson Waterworks - Municipal Pipe
Ferguson Waterworks - Red Hed
Ferguson Waterworks EPPCO
Ferguson Waterworks International
Ferguson.com
Founders Kitchen and Bath
Galleria Bath & Kitchen Showplace
Grand Junction Pipe
Henry Kitchen & Bath
Henry Plumbing Kitchen & Bath Galleries
Henry Plumbing Supply
Hot Water Products
Hot Water Sales and Associates
Industrial Hub of the Carolinas
Innovative Soil Solutions
J&G Products
J.D. Daddario Company
Joseph G. Pollard Co.
Karl’s Appliances
Kitchen Art
Lighting and Appliance
Lighting Design Center
Lighting Plus
Lighting Unlimited
Lincoln Products
Linwood Pipe and Supply
Louisiana Utilities Supply Company
LUSCO
McFarland Supply
Meyer Appliance
Michigan Meter
Mission Valley Pipe
Mississippi Utility Supply Co. (MUSCO)
Monark
Old Dominion Supply
PL Sourcing
Plumb Source

Plumbers Supply Company
Plumbers Supply Company of St. Louis
Plumbing Décor
Pollardwater
Powell Pipe & Supply Co.
Professional's Bath Source
PV Sullivan Supply
Ramapo Wholesalers
Reese Kitchen, Bath & Lighting Gallery
Rencor Controls
Renwes Sales
Robertson Supply
S.W. Anderson
SG Supply Co.
SOS Sales
Sunstate Meter & Supply
Tarpon Wholesale Supplies
The Ar-Jay Center
The Kitchen Showcase
The Plumbing Source
The Stock Market
TPW Kitchen & Bath
Triton Environmental
Uncle Sam Piping Solutions
Wallwork
Waterworks Industries
Webb Distributors
Westfield Lighting
Wolseley Financial Services
Wolseley Industrial Group
WPCC Forwarding
Wright Plumbing Supply
Ferguson Finance (Switzerland) AG	Switzerland
Ferguson Group Holdco Limited	England and Wales
Ferguson Holdings Limited	Jersey
Ferguson Holdings (Switzerland) AG	Switzerland
Ferguson Swiss Holdings Limited	England and Wales
Ferguson Overseas Limited	England and Wales
Ferguson UK Holdings Limited	England and Wales
Ferguson U.S. Holdings, Inc.	Virginia

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